EXHIBIT 99
----------

LA SALLE PARTNERS INCORPORATED             LEND LEASE CORPORATION

FOR IMMEDIATE RELEASE


CONTACT:                Magnes Welsh - LaSalle Partners (312) 228-2471
   Jonathan Miller - Lend Lease Real Estate Investments (212) 554-1967
            Jill Campbell - Lend Lease Corporation 011 (612) 9236-6065
                               Alain Robinson - COMPASS (404) 240-2137



           LA SALLE PARTNERS AND LEND LEASE REACH AGREEMENT
                        ON COMPASS ACQUISITION

       Merger To Create the Largest Management Services Company
                         in the United States


     CHICAGO, AUGUST 31, 1998 -- LaSalle Partners Incorporated (NYSE:
LAP) and Lend Lease Corporation Limited (AUS: LLC) today announced that they have reached a definitive agreement for LaSalle to acquire two Lend Lease real estate services businesses: COMPASS Management and Leasing with operations in the United States, Australia, Brazil and the United Kingdom, and the U.S. retail property management business. The businesses would be combined with LaSalle Partners Management Services to create the largest real estate management services company in the United States based on total square feet under management, according to COMMERCIAL PROPERTY NEWS August 1998 "Top Property Managers Survey". The acquisition also would secure LaSalle's position as the facility management industry leader, by nearly doubling the size of its existing portfolio.

     LaSalle has agreed to pay Lend Lease US$180 million at closing with provisions for an earnout payment of up to US$77.5 million over five years.

In addition, LaSalle would capitalize certain transaction and integration costs, and anticipates incurring approximately US$10.6 million in after-tax transition expenses which would be charged primarily in 1998 and the first half of 1999. The transaction is subject to certain conditions, including governmental and regulatory approvals and there can be no assurance it will be completed.

     The combined organization would continue to be called LaSalle
Partners Management Services, Inc., and would be headquartered in Chicago, with approximately 400 million square feet of office, retail and industrial assets under management. The business would be equally divided between property management for institutional owners and facility management for corporate and other real estate owner-occupants and would have improved geographic coverage to serve clients in nearly 190 markets in the United States and six key international markets.

     "This combination of industry leaders would provide the high-quality, value-added, integrated real estate services that clients require in this dynamic economic environment," said Stuart L. Scott, Chairman and Chief Executive Officer of LaSalle Partners Incorporated. "We would expect this acquisition to offer a variety of synergies by allowing us to spread our infrastructure over a larger base, as well as provide significant business building opportunities.

     "As the industry's largest facility manager with approximately 200 million square feet under management following the acquisition, LaSalle Partners Management Services would also be able to capitalize on economies of scale in emerging services and technology applications," said Mr. Scott.





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LA SALLE AND LEND LEASE AGREE ON COMPASS ACQUISITION -- Add One


     The acquisition would significantly increase LaSalle's retail portfolio with the addition of 30 million square feet in 36 regional malls, shopping centers and community centers in 19 states. LaSalle's current retail portfolio consists of 20 regional malls, mixed-use, specialty retail and community centers in 12 states and the District of Columbia.

     David H. Higgins, Managing Director of Lend Lease, said: "Lend Lease intends to focus on expanding our core investment management business worldwide. We determined that COMPASS needs to grow in scale to continue to prosper as a property and facilities manager, and it is more advantageous for us to sell this real estate services business in order to give it that scale than to grow it ourselves."

     Robert C. Spoerri, President and Chief Operating Officer of LaSalle Partners, would also serve as Chairman and Chief Executive Officer of LaSalle Partners Management Services. The business would have two Vice
Chairmen: Charles K. Esler, Jr., formerly the President and Chief Executive Officer of LaSalle Partners Management Services, and Gary R. Sligar, formerly Chairman and Chief Executive Officer of COMPASS. Bruce W. Fieke, President of COMPASS, would be President of Facility Management, and Brian M. Ross, currently LaSalle's President of Leasing and Management, would retain his title.

     "LaSalle Partners is the best strategic fit for COMPASS," said Sligar. "The capabilities of our combined organizations would extend well beyond the management services arena. We could offer clients enhanced support from LaSalle's capabilities in project management, investment banking, tenant representation, development and other real estate services."

     Mr. Spoerri said: "The collective experience of our talented and highly trained professionals, along with our infrastructure and regional support structure, would create a framework to meet all our clients' needs.

Whether our clients require diverse operational, financial or leasing skills, or bench strength to support dynamic situations, we would be equipped to serve them."

     "The combination also would allow our clients to benefit from the technological advances pioneered by COMPASS, including its award-winning MAGNET <registered trademark> performance measurement and analysis system," said Mr. Spoerri. "Linking this system with LaSalle's new J.D. Edwards technology platform would offer clients an advantage in operating their properties from the greater productivity and access to information these technologies would make possible."

     Lend Lease's global real estate advisory business, Lend Lease Real Estate Investments, is not part of the transaction. Also excluded from the sales agreement are the investment management operations of Lend Lease's U.S. retail management business and its retail property and investment management businesses outside the United States.
















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


LA SALLE AND LEND LEASE AGREE ON COMPASS ACQUISITION -- Add Two

     As part of the acquisition, LaSalle Partners and Lend Lease would develop a strategic alliance for LaSalle Partners Management Services to service the future property management needs of Lend Lease Real Estate Investments where appropriate. Lend Lease Real Estate Investments manages $28.5 billion in real estate and mortgage portfolios for 350 institutional clients including the Equitable Life Assurance Society of the U.S. Headquartered in New York, the company operates in more than 30 major cities on five continents. It offers products and services in core real estate, enhanced return funds, REITs, mortgages, and CMBC, investing in the United States and globally.

     Matthew Banks, Chief Executive Officer of Lend Lease Real Estate Investments, said: "This transaction allows us to concentrate on expanding our investment management business worldwide. In the U.S., we've raised about US$1.7 billion in new client allocations over the past year for our core real estate, REIT funds, enhanced return and international products. The U.S. markets continue to produce robust performance, but our unique global platform also gives us the opportunity to channel investments to take advantage of opportunities around the world."

     LaSalle Partners Management Services currently has more than 204 million square feet of office, industrial and retail assets under management in the United States. LaSalle Partners Incorporated, founded in 1968 and headquartered in Chicago, is a leading vertically integrated real estate services and investment firm providing investment management, management services, and corporate and financial services for public and private institutions and other real estate owners, users and investors worldwide. LaSalle Partners operates 10 U.S. corporate offices, eight international offices and more than 300 U.S. property offices. LaSalle Advisors Capital Management, Inc., the investment management subsidiary of LaSalle, is a leading global real estate advisory company with assets under management of approximately US$14 billion, including approximately US$3.9 billion outside the United States in public equity, private equity, and domestic and international investments.

     Atlanta-based COMPASS Management and Leasing is a global real estate management firm, with operations across the United States, United Kingdom, South America and Australia and nearly 195 million square feet under management for institutional owners and corporations. Lend Lease Corporation Limited is an international property and financial services group with US$44.1 billion in total funds under management worldwide. In addition to real estate investments, Lend Lease operates in the arenas of project management and construction, property development, funds management, life insurance and information technology. As of June 30, 1998, the company had a US$4.9 billion market capitalization.


Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of LaSalle Partners to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Risk Factors" and elsewhere in LaSalle Partners' prospectus filed as part of its registration statement (333-25741), under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in LaSalle Partners' Annual Report or Form 10-K for the year ended December 31, 1997 and in other periodic reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release.

LaSalle Partners expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in LaSalle Partners' expectations or results, or any change in events. Statements in this press release regarding parties other than LaSalle Partners are based upon representations of such other parties.

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